SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

BIOGEN, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-12042	04-3002117

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, MA	02142

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On July 24, 2003, the Registrant and Elan Corporation, plc publicly disseminated a joint press release announcing that the Phase III induction trial of ANTEGREN® (natalizumab) did not meet the primary endpoint of “response” as defined by a 70-point decrease in the Crohn’s Disease Activity Index at week 10. There were no notable differences in the overall rates of side effects between natalizumab and placebo treatment groups through week 12. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1 The Registrant’s Press Release dated July 24, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN, INC.

(Registrant)

Date: July 29, 2003	/s/ Anne Marie Cook

Anne Marie Cook Vice President, Chief Corporate Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Registrant’s Press Release dated July 24, 2003.